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                                  EXHIBIT 99.1


           Susquehanna Bancshares, Inc. Employee Stock Purchase Plan
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                          SUSQUEHANNA BANCSHARES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------


          1.   Purpose.
               -------

          The Susquehanna Bancshares, Inc. Employee Stock Purchase Plan is designed to provide all eligible employees of Susquehanna Bancshares, Inc., a Pennsylvania corporation (the "Company"), and certain of its subsidiary corporations, an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan will be construed to extend and limit participation in a manner consistent with the requirements of that section of the Code.

          2.   Definitions.
               -----------

               (a) "Board" means the Board of Directors of the Company, as constituted from time to time.

               (b) "Commissioned Mortgage Salesperson" means a common-law employee of the Company who is engaged to sell residential mortgage products and, in return for closed mortgage volume, receives payment in part or entirely in the form of a commission, and whose compensation is reported by the Company on Internal Revenue Service Form W-2 for federal income tax purposes.

               (c) "Committee" means the members of the Board's Stock Purchase Plan Committee. The Committee will have the number of members (but not less than 2) that the Board determines from time to time, and shall be comprised of "disinterested persons" within the meaning of Rule 16(b)(3) promulgated under
Section 16 of the Securities and Exchange Act of 1934, as amended.

               (d) "Company" means Susquehanna Bancshares, Inc., a Pennsylvania Corporation, and any successor in interest to the business of the Company that agrees to adopt and maintain the Plan.

               (e) "Compensation" means the Participant's total paid earnings from the Company or an Affiliate for the Plan Year, prior to adjustment for salary reduction contributions to a plan described in Code (S)401(k) or to a plan described in Code (S)125, excluding any portion of such earnings which represents bonus payments or awards, taxable fringe benefits (such as club dues, excess life insurance benefits, personal use of automobiles, or educational reimbursement), incentive awards or commissions. In the case of a Participant who is a Commissioned Mortgage Salesperson, "Compensation" means commissions plus base salary, if any.

               (f) "Employer" means the Company and each of its wholly-owned subsidiaries, and any other corporation so designated by the Board, 50% or more of the voting stock of which is owned directly or indirectly by the Company.

               (g) "Employee" means any person, including an officer, whose wages and other salary is required to be reported by the Company on Internal Revenue Service Form W-2 for federal income tax purposes; provided, however, that the term "Employee" shall not include any such person who is (i) customarily employed for not more than 20 hours per week by an Employer, or (ii) customarily employed by an Employer for not more than 5 months in any calendar year. "Employee" also includes Commissioned Mortgage Salespersons, without regard to their hours of customary employment.

               (h) "Leave of Absence" means an absence from active employment (not involving a retirement, quit, discharge, resignation or layoff) which is not due to an authorized vacation, and shall include an absence due to illness, compensable or non-compensable injury, personal emergency, or approved personal leave of absence.

               (i) "Market Price" means, as of any date, the closing price of the Common Stock as reported on the principal stock exchange on which the Common Stock is traded on such date, or if no Common Stock prices are reported on such date, the closing price of the Common Stock on the next preceding date on which there were reported Common Stock prices; it being understood that, if the Common Stock is not traded on a nationally-recognized stock exchange, then the "Market Price" shall be determined by the Board acting in its discretion, in accordance with the standards set forth in Treasury Regulation (S)1.421-4(d)(7).

               (j) "Offering" means each Plan Year offer or, for new Participants entering the Plan on a July 1 entry date, each six-month offer of the Company's Common Stock pursuant to this Plan; provided, however, that with respect to the initial offer such term shall mean the six-month period ending December 31, 1995.

               (k) "Offering Commencement Date" means July 1, 1995, and each subsequent January 1; except that for a new Participant entering the Plan on a July 1 entry date, Offering Commencement Date shall mean such entry date.

               (l) "Offering Period" means each twelve-month Plan Year or, for new Participants entering the Plan on a July 1 entry date, the six-month period ending December 31 of such year, except that the initial Offering Period shall be the six-month period ending on December 31, 1995.

               (m) "Option Price" means, with respect to a particular Offering Period, an amount equal to 90% of the Market Price determined on the following dates, whichever date yields the lower Market Price: (i) the first date of the Offering Period or (ii) the Purchase Date falling at the end of the Offering Period.

               (n) "Participant" means an Employee who has agreed to participate in the initial Offering or any subsequent Offering and who has met the requirements of paragraphs 3, 4, & 8.

               (o) "Plan" means the Company's Employee Stock Purchase Plan, as in effect from time to time.

               (p) "Plan Year" means either the six-month period ending December 31, 1995 or any twelve-month period ending on December 31 of each year commencing with the twelve-month period ending December 31, 1996.

               (q) "Purchase Dates" means the dates on which options under the Plan are exercised, being December 31, 1995 with respect to the initial offering, and the June 30 and December 31 of each successive Plan Year to the extent subsequent offerings are made under the Plan.

               (r) "Shares" means the shares of the Company's Common Stock.

          3.   Eligibility.
               -----------

               (a) Each Employee who had such status as of January 18, 1995 will be eligible to participate in the Plan as of July 1, 1995. Each other Employee will be eligible to participate in the Plan commencing on January 1, 1996 or any subsequent July 1 or January 1, provided such Employee has completed one year of service as of such entry date.

               (b) For purposes of participation in the Plan, a person on authorized Leave of Absence will be deemed to be an Employee for the first ninety (90) days of such authorized Leave of Absence and such Employee's employment will be deemed to have terminated at the close of business on the 90th day of such Leave of Absence unless such Employee has returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any Employee's authorized Leave of Absence, other than termination of such authorized Leave of Absence on return to full-time or part-time employment, will terminate an Employee's employment for all purposes of the Plan and will terminate such Employee's participation in the Plan and right to exercise any option. The Company will pay to the Participant any balance in his account without interest within 30 days after the date of termination. Notwithstanding the foregoing, an Employee who is absent by reason of a leave under the provisions of the Family and Medical Leave Act (FMLA Leave), or who ceases to become an Employee because of a reduction in hours caused by an intermittent FMLA Leave, shall continue to be a Participant throughout the FMLA Leave, and shall terminate participation only if the Employee does not return to work or resume Employee status at the expiration of the FMLA Leave.

               (c) Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an option:

                   (i) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase shares, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company; or

                   (ii) which permits such Employee to purchase Shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 in fair market value of the Shares (determined at the time such option is granted) for each calendar year in which such option is outstanding.

          4.   Commencement of Participation.
               -----------------------------

               (a) An Employee shall become a Participant in the Plan by completing an authorization for a payroll deduction on a form provided by the Company (a copy of which is attached as Exhibit "A"), and filing it with the designated Human Resource Officer of his Employer. Such Employee's participation will commence on the Offering Commencement Date next following the date the form is received by the Human Resource Officer, provided such form is received at least thirty (30) calendar days prior to the Offering Commencement Date. Payroll deductions for a Participant will commence as of the first day of the first payroll period that includes the Offering Commencement Date and will end on the last day of the payroll period that includes a Purchase Date, unless sooner terminated by the Participant as provided in paragraph 9.

               (b) In the case of an Employee who first becomes eligible to become a Participant as of a July 1 entry date, such Employee may submit an authorization for a payroll deduction to take effect on such entry date, in accordance with paragraph 4(a). No other Employee or Participant may submit an authorization or change an existing authorization as of a July 1 entry date, except as provided in paragraph 9.

          5.   Offerings.
               ---------

          The Company will make the Offerings to Employees to purchase Shares under this Plan, during which the amounts received as Compensation by an Employee and directed to payroll deductions pursuant to paragraph 6 will constitute the measure of such Employee's participation in the Offering.

          6.   Payroll Deductions.
               ------------------

               (a) At the time an Employee files an authorization for payroll deduction, that Employee will elect to have deductions made from his pay on paydays during the Offering expressed as a whole percentage of his Compensation that does not exceed 3% of his Compensation at the beginning of such Offering period, provided that if one percent of his Compensation is less than $5.00 per pay period, the deduction must be at least $5.00 per pay period, and may be stated in the amount of $5.00 per day period in lieu of a whole percentage.

               (b) All payroll deductions made for a Participant will be credited to such Participant's account under the Plan. A Participant may not make separate cash payments into such account.

               (c) Participants may not change the amount authorized to be deducted from their Compensation during any Offering Period, except by withdrawal as provided in paragraph 9.

          7.   Granting of Option.
               ------------------

          Each Participant participating in any Offering under this Plan will automatically be granted an option, on the effective date of such Offering, for as many whole and fractional shares of the Company's Common Stock as the Participant may be entitled to purchase with the payroll deductions and dividends credited to the Participant's account during the Offering period based on the Option Price of the stock on each Purchase Date falling within the Offering Period.

          8.   Exercise of Option.
               ------------------

               (a) Subject to the limitations described in the remainder of this paragraph 8(a), a Participant will be deemed to have exercised on a Purchase Date such Participant's option to purchase a number of full and fractional shares of the Common Stock determined by dividing the amount in each Participant's account by the Option Price. On such Purchase Date, each Participant's account will be debited by the amount of the purchase. Notwithstanding any provision to the contrary contained herein, in no event will all Participants with respect to any Plan Year be permitted to exercise options exceeding an aggregate of 100,000 shares (as such number may be adjusted from time to time by the Board to give effect to the types of transactions described in paragraph 14) with respect to any such Plan Year. If the number of shares related to options to be exercised in any Plan Year exceeds 100,000, then the number of shares with respect to which each Participant will be deemed to have exercised will be reduced on a prorated basis so that the total number of shares for which all Participants will be deemed to have exercised options will approximate as closely as possible, but will not exceed, 100,000.

               (b) The Committee shall aggregate all exercised options as of each Purchase Date, and shall purchase from the Company the number of whole shares of stock (rounded to the next highest whole share) as necessary to satisfy all such exercised options. The stock shall be registered in the name of a nominee (the "Nominee") as custodian for the participating Employees. The share account for each Participant shall be credited with the whole and fractional shares for which options were exercised by such Participant.

               (c) Participation or failure to participate in an Offering will not bar an Employee from participating in any subsequent Offering. Payroll deductions may be made under each Offering to the extent authorized by the Participant, subject to the maximum and minimum limitations imposed by this Plan. Any unused balance in a Participant's account at a Purchase Date after the exercise of options (as a result of a limitation on such exercise) will be refunded as soon as is practicable, unless such Participant authorizes payroll deductions for the next Offering in which case the remaining balance will become the Participant's beginning balance.

          9.   Cessation of Payroll Deductions or Withdrawal.
               ---------------------------------------------

               (a) A Participant may cease future payroll deductions credited to his account under the Plan at any time by giving written notice to the designated Human Resource Officer of his Employer, not less than 30 calendar days before the payroll date for which the cessation is to be effective. In no event may an election to cease payroll deductions be made within 30 calendar days before a Purchase Date. The Participant may, at the same time, request withdrawal of his account balance by setting forth in such notice evidence of financial hardship, as described in paragraph (b), below.

               (b) If the Participant demonstrates to the Committee that he is suffering a financial hardship, the Committee shall direct the Company to pay to the Participant the balance in his account within two weeks after receipt of his notice of withdrawal. If the Participant does not request a withdrawal, or if the Committee determines that the Participant has not demonstrated a financial hardship, his payroll deductions shall cease as of the date specified in his notice, and his account balance shall be applied to purchase stock as provided in paragraph 8.

               (c) A Participant's cessation of payroll deductions or withdrawal will not have any effect upon his eligibility to participate in any succeeding Offerings, except that directors and executive officers who are Participants must wait at least six months from the date of their withdrawal from participation in the Plan before they may participate in any subsequent Offerings.

               (d) If a Participant retires during an Offering, no payroll deduction will be made from any Compensation owing to him at the time of his retirement and the balance in his account will be paid to him or, at his election, be used to purchase stock as provided in paragraph 8. If a Participant's employment is terminated (or if his participation is terminated as the result of a Leave of Absence) for any reason other than death, no payroll deduction will be made from any Compensation owing to him at or after the time of termination and the Company will pay to the Participant the balance, if any, in his account within 30 days after such termination.

               (e) If a Participant dies, the Company will pay the balance in his account in the same manner as Participant's last paycheck.

          10.  Interest.
               --------

          Generally, no interest will be credited to any Participant's account regardless of whether the funds therein are used to exercise options or are withdrawn. If the Plan is not approved by the shareholders, the amount returned to a Participant will include an amount equal to the interest actually earned on the payroll deductions.

          11.  Shares.
               ------

               (a) The Shares to be sold to Participants under this Plan are to be authorized and unissued shares of Common Stock of the Company. The maximum number of shares available for sale under this Plan for all Offerings will be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 14.

               (b) Stock certificates will not be issued to Participants for shares held in the Nominee account, but all rights accruing to an owner of record of such shares (including voting rights) shall belong to the Participant for whose account such shares are held. Notwithstanding the foregoing, a Participant may elect to have some or all of the full shares of Common Stock held in his Nominee account registered in the name of such Participant. If the Participant elects such registration for all full shares of Common Stock held in such account, and if no payroll deduction authorization is then in effect, the Participant shall be paid cash equal to the fractional shares credited to his Nominee account, and he will be deemed to have withdrawn from the Plan in accordance with paragraph 9.

               (c) By participating in an Offering, each Participant shall be deemed to have authorized the Nominee to collect and accumulate all dividends paid on shares held in his account and to apply such dividends to the purchase of additional shares of Common Stock as of the dividend payment date, and at the then-applicable Market Price (without any discount).

               (d) Shares to be delivered to a Participant under this Plan will be registered in the name of the Participant, or if so directed by written notice to the Company prior to the Offering Commencement Date of the pertinent Offering, in the names of the Participant and one other person as joint tenant, with right of survivorship as such Participant may designate, to the extent permitted by applicable law, or in the name of a registered broker-dealer.

          12.  Administration.
               --------------

          The Board shall appoint a Committee of at least two (2) individuals to administer the Plan. No member of the Committee will be eligible to purchase stock under the Plan. The Committee will be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan will be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. If no committee is so designated, the Board shall serve as the administrator.

          13.  Transferability.
               ---------------

          Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempt at assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 9.

          14.  Changes in Capitalization.
               -------------------------

          If any option under this Plan is exercised subsequent to any stock dividend, split up, spin off, recapitalization, merger, consolidation, exchange of shares, or the like, occurring after such option has been granted, as a result of which shares of any class will be issued in respect of the outstanding shares, or shares will be changed into the same or a different number of the same or another class or classes, the number of shares to which such option will be applicable and the Option Price for such shares will be appropriately adjusted by the Company.

          15.  Use of Funds.
               ------------

          All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate any payroll deduction.

          16.  Amendment or Termination.
               ------------------------

          The Board has complete power and authority to terminate or amend the Plan; except, however, that the Board cannot, without the approval of the stockholders of the Company (i) increase the maximum number of shares that may be issued under any Offering (except pursuant to paragraph 14); (ii) amend the requirements as to the class of Employees eligible to purchase stock under the Plan; or (iii) permit the members of the Committee if designated, to purchase stock under the Plan. No termination, modification, or amendment of the Plan may without the consent of an Employee then having an option under the Plan to purchase stock, adversely affect the rights of such Employee under such option.

          17.  Effective Date.
               --------------

          The Plan will become effective as of July 1, 1995, subject to (i) approval of the Plan (including with respect to the number of shares to be issued hereunder and the class of Employees eligible for options hereunder) by the holders of the majority of the Common Stock present and represented at a special or annual meeting of the shareholders held on or before June 30, 1996. If such approvals of the shareholders are not received on or before June 30, 1996, all monies held in the accounts of Participants will be refunded to the Participants, with interest.

          18.  No Employment Rights.
               --------------------

          The Plan does not, directly or indirectly, create any right for any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it will not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

          19.  Effect of Plan.
               --------------

          The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy, or representative of creditors of such Participant.

          20.  Governing Law.
               -------------

          The law of the Commonwealth of Pennsylvania will govern all matters relating to this Plan.

                                   EXHIBIT A

                          SUSQUEHANNA BANCSHARES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


                               AUTHORIZATION FORM
                               ------------------



[_] I elect to participate in the Susquehanna Bancshares, Inc. Employee Stock Purchase Plan effective with the first pay beginning

     _______________________________.
       (January 1 or July 1, Year)


I hereby authorize that a deduction for the Susquehanna Bancshares, Inc. Employee Stock Purchase Plan be made from my pay equal to ______ percent (1%, 2% or 3%) each pay period. (If 1% of pay is less than $5.00 per pay period, I elect to have $5.00 per pay period deducted.)


I understand that I have to notify the Human Resources Department in writing of my intention to discontinue deductions or withdraw from the Employee Stock Purchase Plan within the required time periods and, in the event of withdrawal of my account balance, subject to proof of financial hardship.


I understand that this enrollment will apply to future periods, unless I have notified the Human Resources Department within the required time period of my intention to not participate in a future period.



[_]  I elect not to participate in the Susquehanna Bancshares, Inc. Employee
             ---
     Stock Purchase Plan effective with the first pay beginning

     ___________________________________.
             (January 1, Year)


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               Name                            Signature

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               Date

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          Bank Location                        Social Security Number